UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 5, 2004 (December 31, 2003)

Healthetech, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-49871 (Commission File Number)	77-0478611 (I.R.S. Employer Identification No.)

523 Park Point Drive, 3rd Floor

Golden, Colorado 80401

(Address of principal executive offices and Zip Code)

(303) 526-5085

Registrant’s telephone number, including area code

Item 5.	Other Events.

On December 31, 2003, HealtheTech, Inc., a Delaware corporation, or HealtheTech, effected a 1-for-5 reverse stock split of its outstanding shares of common stock, after its stockholders approved the proposal for a reverse split at HealtheTech’s special meeting of stockholders held on December 19, 2003.

HealtheTech’s common stock began trading on Nasdaq on a reverse split basis as of the opening of trading on January 2, 2004. For a period of 20 trading days, shares of HealtheTech’s common stock will trade under the ticker symbol “HETCD.” After 20 trading days, trading will resume under the ticker “HETC.”

To effect the split, HealtheTech amended its amended and restated certificate of incorporation and filed it with the Secretary of State of the State of Delaware on December 31, 2003. A copy of the certificate of amendment of amended and restated certificate of incorporation is attached hereto as Exhibit 3.1.

The shares of common stock issued as a result of the reverse split will possess a new CUSIP number. A copy of the form of the new specimen common stock certificate is attached hereto as Exhibit 4.1.

On January 5, 2004, HealtheTech issued a press release with respect to the reverse stock split. A copy of the press release is attached as Exhibit 99.1.

Item 7.	Financial Statements, Pro Forma Financial Information And Exhibits

(c) Exhibits

3.1	Amended and Restated Certificate of Incorporation of HealtheTech, as amended on December 31, 2003.

4.1	Specimen Common Stock Certificate.

99.1	Press Release, dated January 5, 2004, entitled “HealtheTech Effects a 1-for-5 Reverse Stock Split.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 5, 2004

HEALTHETECH, INC.

By:	/s/ James Dennis

James Dennis
Its:	Chairman and Chief Executive Officer